UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

HAEMONETICS CORPORATION

(Exact name of issuer as specified in its charter)

Massachusetts	04-2882273
State of Incorporation	(IRS Employer Identification Number)

400 Wood Road, Braintree, Massachusetts  02184

(781) 848-7100

(Address and telephone number of Principal Executive Offices)

HAEMONETICS CORPORATION

2007 Employee Stock Purchase Plan

(Full Title of the Plan)

Alicia R. Lopez, Vice President Corporate Affairs

Haemonetics Corporation

400 Wood Road

Braintree, Massachusetts  02184

(781) 848-7100

(Name, address and telephone number of agent for service)

Copy to:

Mary Ellen O’Mara

Nixon Peabody LLP

100 Summer Street

Boston, Massachusetts  02110

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $.01 par value per share	700,000	$57.20	$40,040,000	$1,574

(1)       Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2)       The registration fee has been calculated with respect to the 700,000 shares registered on the basis of the closing price of $57.20 on the New York Stock Exchange on February 11, 2008.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                   Incorporation of Documents by Reference

The Company hereby incorporates by reference the documents listed in (a) through (c) below.  In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supercedes such earlier statement.  Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

(a)               The Company’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains either directly or by incorporation by reference audited financial statements for the Company’s latest fiscal year for which such statements have been filed.

(b)              All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the Prospectus referred to in (a) above.

(c)               The description of the Company’s Common Stock which is contained in the Registration Statement filed by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.                                                   Description of Securities

Inapplicable

Item 5.                                                 Interests of Named Experts and Counsel

The validity of the authorization and issuance of the Common Stock offered hereby will be passed upon for the Company by Alicia R. Lopez, Vice President Corporate Affairs, Haemonetics Corporation.  Ms. Lopez holds options to purchase Common Stock and owns shares of Common Stock of the Company.

Item 6.                                                   Indemnification of Directors and Officers

Section 8.51 of Chapter 156D of the General Laws of the Commonwealth of Massachusetts authorizes a Massachusetts corporation to indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if (1)

(i) such individual conducted himself/herself in good faith, (ii) such individual reasonably believed that his/her conduct was in the best interest in the corporation or that his/her conduct was at least not opposed to the best interest of the corporation, and (iii) in the case of any criminal proceeding, such individual had no reasonable cause to believe that his/her conduct was unlawful or (2) such individual engaged in conduct for which he/she shall not be liable under a provision of the Articles of Organization authorized by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws.

Section 8.56 of Chapter 156D of the Massachusetts General Laws authorizes corporation to indemnify an officer of the corporation who is a party to a proceeding because he/she is an officer of the corporation to the same extent as a director and, if he/she is an officer but not a director, to such further extent as may be provided by the articles of organization, by-laws or a resolution of the board of directors or contract except for liability rising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

The Company’s Restated Articles of Organization provide that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except for any matter in respect of which the director shall be liable under Section 61 or 62 of Chapter 156B of the Massachusetts General Laws or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he/she (i) shall have breached his/her duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law, or in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) shall have derived an improper personal benefit.

Section 8.52 of Chapter 156D of the Massachusetts General Laws provides that a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he/she was a director of the corporation against reasonable expenses incurred by him/her in connection with the proceeding.

Article XXIX of the By-Laws of the Company provides as follows:

“ARTICLE XXIX

Indemnification of Directors and Others

Section 29.1  Definitions

For purposes of this Article XXIX:

(a)               “Director/officer” means any person who is serving or has served as a Director, officer or employee of the Corporation appointed or elected by the Board of Directors or the shareholders of the Corporation, or any Director, officer or employee of the Corporation who is serving or has served at the request of the Corporation as a Director, officer, trustee, principal, partner, member of a committee, employee or other agent of any other organization, or in any capacity with respect to any employee benefit plan of the Corporation or any of its subsidiaries.

(b)              “Proceeding” means any action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened in or before any court, tribunal, administrative or legislative body or agency, and any claim which could be the subject of a Proceeding.

(c)               “Expense” means any fine or penalty, and any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in connection with a Proceeding.  The term “Expense” shall include any taxes or penalties imposed on a Director/officer with respect to any employee benefit plan of the Corporation or any of its subsidiaries.

Section 29.2  Right to Indemnification

Except as limited by law or as provided in Sections 29.3 and 29.4 of this Article XXIX, each Director/officer (and his heirs and personal representatives) shall be indemnified by the Corporation against any Expense incurred by him in connection with each Proceeding in which he is involved as a result of his serving or having served as a Director/officer.

Section 29.3  Indemnification not Available

No indemnification shall be provided to a Director/officer with respect to a Proceeding as to which it shall have been adjudicated that he did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation, or, to the extent that such Proceeding relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

Section 29.4  Compromise or Settlement

In the event that a Proceeding is compromised or settled so as to impose any liability or obligation on a Director/officer or upon the Corporation, no indemnification shall be provided as to said Director/officer with respect to such Proceeding if such Director/officer shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation, or, to the extent that such Proceeding relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

Section 29.5  Advances

The Corporation shall pay sums on account of indemnification in advance of a final disposition of a Proceeding upon receipt of an undertaking by the Director/officer to repay such sums if it is subsequently established that he is not entitled to indemnification pursuant to Sections 29.3 and 29.4 hereof, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

Section 29.6  Not Exclusive

Nothing in this Article XXIX shall limit any lawful rights to indemnification existing independently of this Article 29.

Section 29.7  Insurance

The provisions of this Article XXIX shall not limit the power of the Board of Directors to authorize the purchase and maintenance of insurance on behalf of any Director/officer against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article XXIX.”

The Company maintains directors’ and officers’ liability insurance.

The Company’s Restated Articles of Organization contain the same provision regarding indemnification as that contained in Article XXIX of the By-Laws of the Company.

Item 7.                                                   Exemption from Registration Claimed

Inapplicable

Item 8.                                                   Exhibits

Number  Description

4A	Haemonetics Corporation 2007 Employee Stock Purchase Plan

5	Opinion of Alicia R. Lopez, Vice President Corporate Affairs, Haemonetics Corporation, as to legality of shares being registered and consent.

23	Consents of Independent Public Accounting Firm - included in Registration Statement under heading “Consent of Independent Public Accountants.”

Item 9.                                                   Undertakings

The undersigned Registrant hereby undertakes the following:

(a)               The undersigned Registrant hereby undertakes:

(1)               To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)               That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)               The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Braintree, Massachusetts on February 11, 2008.

HAEMONETICS CORPORATION

By:	/s/ Brad Nutter
Brad Nutter
President and Chief Executive Officer

POWER OF ATTORNEY

                KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ronald G. Gelbman and Brad Nutter his/her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him/her or in his/her name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do any perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brad Nutter	President, Chief Executive	February 11, 2008
Brad Nutter	Officer, Chairman of the
Board of Directors

/s/ Christopher Lindop	Vice President and	February 11, 2008
Christopher Lindop	Chief Financial
Officer (Principal Financial
Officer)

/s/ Susan M. Hanlon	Vice President Planning and Control	February 11, 2008
Susan M. Hanlon	(Principal Accounting Officer)

/s/ Susan Bartlett Foote	Director	February 11, 2008
Susan Bartlett Foote

/s/ Lawrence C. Best	Director	February 11, 2008
Lawrence C. Best

/s/ Ronald G. Gelbman	Director	February 11, 2008
Ronald G. Gelbman

/s/ Pedro P. Granadillo	Director	February 11, 2008
Pedro P. Granadillo

/s/ Richard J. Meelia	Director	February 11, 2008
Richard J. Meelia

/s/ Ronald L. Merriman	Director	February 11, 2008
Ronald L. Merriman

/s/ Mark W. Kroll	Director	February 11, 2008
Mark W. Kroll